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April 23, 2002

Companhia de Saneamento do Parana - SANEPAR
Rua Engenheiros Reboucas, 1376
80215-900 Curitiba - Parana
Brazil

Ladies and Gentlemen:

          You have requested our opinion regarding certain United States tax considerations in connection with the offering of nonvoting preferred shares with no par value, in the form of American Depositary Receipts (the "Preferred Shares") of Companhia de Saneamento do Parana - SANEPAR, a company incorporated under the laws of the Brazil (the "Company"), pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on Form F-1.

          In our opinion, the discussions in the prospectus forming part of the Registration Statement (the "Prospectus") under the heading "TAXATION - United States tax consequences," to the extent they state matters of law or legal conclusions and subject to the qualifications and limitations contained therein, fairly discuss the principal United States federal income tax consequences that are likely to be material to a beneficial owner of the Preferred Shares or American Depositary Receipts and are incorporated and adopted herein as our opinion.

          We express no opinion in respect of those matters governed by or construed in accordance with the law of any jurisdiction other than the federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.


                                           Very truly yours,
                                           /s/ Milbank,Tweed,Hadley & McCloy LLP
                                           ------------------------------------
                                           Milbank,Tweed,Hadley & McCloy LLP
BK/RJF